UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to Rule 14a-12
SCRIPPS NETWORKS INTERACTIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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9721 Sherrill Blvd., Knoxville, TN 37932
Knoxville 865-560-4449 | Chevy Chase 301-244-7606 | Cincinnati 513-824-3233
Mobile 513-702-5234 | Fax 865-985-7771
A.B. Cruz III	ab.cruz@scrippsnetworks.com
Chief Legal Officer & Corporate Secretary
assistant: Mary Ann Kramer | 513-824-3238 | maryann.kramer@scrippsnetworks.com
April 14, 2011
To: Scripps Networks Interactive, Inc. Shareholders
Re:	Annual Meeting of Shareholders — Wednesday, May 18, 2011 at 4:00 P.M. EDT 9721 Sherrill Blvd., Knoxville, Tennessee
You previously should have received a copy of our Proxy Statement dated April 5, 2011, which describes the matters to be considered at the Annual Shareholders Meeting and includes certain other important information for your consideration, and our 2010 Annual Report. If you need another copy of either document, you may obtain a free copy at http://www.proxydocs.com/sni, at the SEC’s web site at www.sec.gov or by directing a request to Mary E. Ray, Scripps Networks Interactive, Inc., 312 Walnut Street, Suite 1800, Cincinnati, Ohio 45202 or mary.ray@scrippsnetworks.com.
Due to an administrative error by our transfer agent, BNY Mellon Shareowner Services, certain Class A Common shareholders did not receive a proxy card in our proxy materials mailed on April 5, 2011. We are enclosing your proxy card and a postage-paid envelope that was inadvertently excluded from the earlier mailing. Instructions for voting are included on the card.
We apologize for this error and inconvenience.
Sincerely,
A.B. Cruz III
Enclosure